UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2026

BLUE OWL TECHNOLOGY FINANCE CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue		10022
New York,	NY
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OTF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement
On August 14, 2026 (the “Closing Date”), Athena Funding IV LLC (“Athena Funding IV”), a Delaware limited liability company and a subsidiary of Blue Owl Technology Finance Corp., a Maryland corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), with Athena Funding IV, as borrower, Natixis, New York Branch, as administrative agent, The Bank of New York Mellon Trust Company, National Association, as collateral agent, collateral administrator, custodian, and collateral custodian, and the lenders party thereto.
From time to time, the Company expects to sell and contribute certain investments to Athena Funding IV pursuant to a Sale and Contribution Agreement by and between the Company and Athena Funding IV. No gain or loss will be recognized as a result of the contribution. Proceeds from the Credit Agreement will be used to finance the origination and acquisition of eligible assets by Athena Funding IV, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Athena Funding IV through its ownership of Athena Funding IV. The maximum principal amount which may be borrowed under the Credit Facility is $250,000,000; the availability of this amount is subject to a borrowing base test, which is based on the value of Athena Funding IV’s assets from time to time, and satisfaction of certain conditions, including an overcollateralization ratio test, an interest coverage ratio test, a lender advance rate test, certain concentration limitations and collateral quality tests.
The Credit Agreement provides for the ability to draw and redraw revolving loans under the Credit Agreement for a period of up to two years after the Closing Date (the “Reinvestment Period”). Unless otherwise terminated, the Credit Agreement will mature on August 14, 2036 (the “Stated Maturity”). Prior to the Stated Maturity, proceeds received by Athena Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company or reinvested to purchase new assets, subject to certain conditions. On the Stated Maturity, Athena Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The credit facility may be permanently reduced, in whole or in part, at the option of Athena Funding IV subject to payment of a premium for a period of time.
Amounts drawn bear interest at a reference rate (initially SOFR) plus a spread of 2.25% per annum. The undrawn amount of the revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum; provided that, if the drawn amount is less than 50.0% of the aggregate term commitment and revolving commitment, then the portion of the undrawn amount constituting the positive difference between the drawn amount and 50.0% of the aggregate term commitment and revolving commitment is subject to an undrawn fee of 0.15% per annum. Certain additional fees are payable to Natixis, New York Branch as administrative agent.
The Credit Agreement contains customary covenants, including certain maintenance covenants, and events of default. The Credit Agreement is secured by a perfected first priority security interest in the assets of Athena Funding IV and on any payments received by Athena Funding IV in respect of those assets. Assets pledged to the lenders will not be available to pay the debts of the Company.
Borrowings of Athena Funding IV are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On August 20, 2026, the Company issued an additional $400,000,000 aggregate principal amount of its 6.500% notes due 2029 (the “New Notes” and the issuance and sale of the New Notes, the “Offering”). The New Notes were issued as additional notes under the Indenture, dated as of June 12, 2020 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Computershare Trust Company, as successor to Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of June 5, 2026 (the “Seventh Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company issued $500,000,000 aggregate principal amount of its 6.500% notes due 2029 (the “Existing Notes” and together with the New Notes, the “Notes”) on June 5, 2026.
The New Notes are being treated as a single series with the Existing Notes under the Indenture and will have the same terms as the Existing Notes (except the issue date, the offering price and the initial interest payment date). The New Notes have the same CUSIP number and are fungible and rank equally with the Existing Notes. Upon issuance of the New Notes, the outstanding aggregate principal amount of the Company’s 6.500% Notes due 2029 became $900,000,000.
The Notes will mature on October 15, 2029, and prior to September 15, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of  (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 40 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The Notes bear interest at a rate of 6.500% per year payable semiannually on April 15 and October 15 of each year, commencing on October 15, 2026. The Notes are direct, general unsecured obligations of the Company.
The Company expects to use the net proceeds of this offering to pay down certain of its existing outstanding indebtedness, including its existing indebtedness under its senior secured revolving credit facility (the “Revolving Credit Facility”). Amounts drawn under the Revolving Credit Facility with respect to the commitments in U.S. dollars bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus a margin of either 1.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 1.75% per annum, or (ii) the alternative base rate plus a margin of either 0.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 0.75% per annum. The Revolving Credit Facility will mature on June 16, 2031.
The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch Ratings, Moody’s Investors Services, Inc., S&P Global Ratings and Kroll Bond Rating Agency), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.
The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-289793) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated August 17, 2026, a final prospectus supplement dated August 17, 2026, and the pricing term sheet dated August 17, 2026. The transaction closed on August 20, 2026.
The foregoing descriptions of the Base Indenture, Seventh Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Seventh Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01. Other Events
On August 17, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Blue Owl Technology Credit Advisors LLC (the “Adviser”) and Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., ING Financial Markets LLC, RBC Capital Markets, LLC and SG Americas Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), in connection with the issuance and sale of the New Notes.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 17, 2026, by and among the Company, the Adviser and the Underwriters.

4.1
Indenture, dated June 12, 2020, between Owl Rock Technology Finance Corp. and Wells Fargo Bank, National Association as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 12, 2020).

4.2
Seventh Supplemental Indenture, dated as of June 5, 2026, between Blue Owl Technology Finance Corp. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 5, 2026).

4.3	Form of 6.500% Note Due 2029 (included as part of Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Eversheds Sutherland (US) LLP.

10.1*
Credit Agreement, dated August 14, 2026, among Athena Funding IV LLC, as Borrower, Natixis, New York Branch, as Administrative Agent, The Bank of New York Mellon Trust Company, National Association, as Collateral Agent, Collateral Administrator, Custodian and Collateral Custodian, and the lenders party thereto.

23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).

23.2	Consent of Eversheds Sutherland (US) LLP (included as part of Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
___________
*     Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL TECHNOLOGY FINANCE CORP.

Date: August 20, 2026	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer